Town Hall with ESI Employees MKS Overview and Update on Announced ESI Acquisition 1 November 2018 Exhibit 99.1

Safe Harbor for Forward Looking Statements Statements in this presentation regarding the proposed transaction between MKS Instruments, Inc. (“MKS”) and Electro Scientific Industries Inc. (“ESI”), the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MKS’ or ESI’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should also be considered to be forward-looking statements. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are: the ability of the parties to complete the transaction; the risk that the conditions to the closing of the transaction, including receipt of required regulatory approvals and approval of ESI shareholders, are not satisfied in a timely manner or at all; litigation relating to the transaction; unexpected costs, charges or expenses resulting from the transaction; the risk that disruption from the proposed transaction materially and adversely affects the respective businesses and operations of MKS and ESI; the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the proposed transaction, including the risk that the anticipated benefits from the proposed transaction may not be realized within the expected time period or at all; competition from larger or more established companies in the companies’ respective markets; MKS’ ability to successfully grow ESI’s business; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the transaction; the ability of MKS to retain and hire key employees; legislative, regulatory and economic developments, including changing conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, the economy in general as well as fluctuations in net sales to MKS’ and ESI’s existing and prospective customers; the challenges, risks and costs involved with integrating the operations of the companies we have acquired, including ESI and our most recent acquisition of Newport Corporation; potential fluctuations in quarterly results, the terms of our term loan and the availability and terms of the financing to be incurred in connection with the transaction; dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC and in ESI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and its most recent quarterly report filed with the SEC. MKS and ESI are under no obligation to, and expressly disclaim any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this presentation. MKS CONFIDENTIAL

Important Additional Information Will be Filed with the SEC ESI plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Additionally, MKS and ESI will file other relevant documents with the SEC in connection with the transaction. The Proxy Statement and other documents to be filed with the SEC by MKS and ESI will contain important information about MKS, ESI, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement and other documents to be filed with the SEC by MKS and ESI carefully when they are available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by MKS and ESI through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ESI by visiting the Investor Relations section of ESI website (www.esi.com) or by directing a request to ESI, Attn: Investor Relations, at 13900 N.W. Science ParkDrive, Portland, Oregon 97229. MKS and ESI, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding MKS’ directors and executive officers is contained in MKS’ Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement dated March 28, 2018, which are filed with the SEC. Information regarding ESI’s directors and executive officers is contained in ESI’s Form 10-K for the fiscal year ended March 31, 2018 and its proxy statement dated July 10, 2018, which are filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in each company’s respective proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other documents to be filed with the SEC by MKS and ESI when they are available. MKS CONFIDENTIAL

Non-GAAP Measures This presentation includes measures that are not in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”). Non-GAAP measures exclude amortization of acquired intangible assets, asset impairments, costs associated with completed and announced acquisitions, acquisition integration costs, an inventory step-up adjustment related to an acquisition, restructuring charges, certain excess and obsolete inventory charges, fees and expenses related to the repricing of MKS’ term loan, amortization of debt issuance costs, net proceeds from an insurance policy, costs associated with the sale of a business, the tax effect of the 2017 Tax Cut and Jobs Act, the tax effect of legal entity restructurings, other discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures should be viewed in addition to, and not as a substitute for, MKS’ reported results, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Please see the Appendix entitled “GAAP to Non-GAAP Reconciliations” at the end of this presentation for reconciliations of our non-GAAP measures to the comparable GAAP measures and the definitions of terms used in this presentation. MKS CONFIDENTIAL

Introductions John Lee: President & COO Cathy Langtry: Senior Vice President of Human Resources Nate Armstrong: Senior Vice President of V&A Sales MKS CONFIDENTIAL

MKS: Our Story 5,000+ EMPLOYEES WORLDWIDE 1961 MKS FOUNDED $1.9B 2017 REVENUE 1,500+ WORLDWIDE PATENTS $133M R&D INVESTMENT 750+ ENGINEERS & SCIENTISTS 60+ COUNTRIES WHERE WE SELL ~100% SEMI CHIPS MADE w/ MKS PRODUCTS #17 FORTUNE 100 FASTEST GROWING MKS CONFIDENTIAL

Five Decades of Profitable Growth -Accelerate organic growth -Semi expansion -Continued M&A 1980’s 1970’s 1990’s 2000’s 2010 2012 2014 2016 2018+ -Strategic growth -SAM expansion -M&A -Sustainable and profitable growth -Strategic planning -Technical localization -End user champions -Q&R -Targeted M&A -Surround the Chamber -JIT -Asia sourcing -Enter Semi market $3M $12M $67M $327M $853M $643M $781M $1.3B $1.9B+ 1999: IPO STRATEGIES FOR Growth & Profit -Outsource Supply chain management MKS CONFIDENTIAL

Enabling Technology for 50+ Years 1990 $67M 2017 $1.9B 2010 $853M 2000 $327M 1980 $12M 1970 $3M 2018+ $$$B sustainable & profitable growth Well positioned for by solving complex problems MKS Confidential

Our Focus: Technology-Intensive Markets MKS CONFIDENTIAL LIFE & HEALTH SCIENCES Analytical & Medical Instrumentation Bio-Pharmaceutical Medical & Bioimaging Medical Devices Ophthalmic Surgery INDUSTRIAL TECHNOLOGIES Electronic Thin Film Industrial Manufacturing Electronic Component Manufacturing Process Industries Telecom/Datacom RESEARCH & DEFENSE Atomic & Molecular Physics Spectroscopy High Energy Physics Ultrafast Laser Studies Infrared Technology Surveillance SEMICONDUCTOR Deposition Equipment Etch Equipment Lithography Inspection Packaging

IN ALL AREAS OF Our Business MKS Business Process MKS CONFIDENTIAL Established Profit & Cash Recovery Team Streamlined Operations and Administrative functions Optimized Sales channels CONTINUOUS IMPROVEMENT Active portfolio management Executing M&A strategy Aligning resources to support growth STRATEGIC PLANNING Developing customer inspired solutions Targeting high growth opportunities CUSTOMER FOCUS Embedded in culture Aligned compensation plans Deployed across the organization ACCOUNTABILITY

Extended Leadership in the Semiconductor Market MKS CONFIDENTIAL LITHOGRAPHY & INSPECTION DEPOSITION, ETCH & CLEAN FRONT END PACKAGING & INSPECTION BACK END

Q3 2018 Financial Highlights MKS CONFIDENTIAL Revenue of $487 million, in line with Q3 2017 L&M revenue: $201 million V&A revenue: $286 million Non-GAAP net earnings of $103 million, a 20% increase from Q3 2017 Revenue for Semiconductor customers were down 8% from Q3 2017, primarily due to the moderation in semiconductor capital equipment spending Revenue for Advanced Markets was strong - $228 million – 11% increase from Q3 2017 Advanced Markets includes: Industrial Technologies, Life & Health Sciences, Research & Defense Advanced Markets comprised 47% of our total Q3 revenue Quarterly Financial Results (in millions) GAAP Results Q3 2018 Q3 2017 Net revenues $487 $486 Gross margin 47.6% 46.9% Operation margin 24.0% 22.7% Net income $93 $76 Diluted EPS $1.70 $1.38 (1)

Delivering Sustainable and Profitable Growth MKS CONFIDENTIAL REVENUE NON-GAAP NET EARNINGS PER SHARE 3X 6X $M

Vacuum & Analysis Division: Product Portfolio Pressure/Vacuum Measurement, Flow/Gas Delivery & Valves Pressure/Vacuum Measurement Baratron® Direct & Indirect Pressure/Vacuum Gauges Heaters, Traps, Effluent Management Flow/Gas Delivery Mass Flow Controllers & Meters In-situ Flow Verifiers Flow Ratio Controllers Vapor Delivery Valves & Pressure Controllers Gate, Isolation & Downstream Valves Pressure Controllers Analytical & Control Automation & Control Automation Platforms Controls Hardware & Software Mass Spectrometry Residual Gas Analyzers Atmospheric Pressure Gas Analyzers Optical Gas Analyzers FTIR/NDIR Analyzers Tunable Filter Spectroscopy (TFS) Analyzers TFS Monitor Power & Reactive Gas Power RF Generators Impedance Matching Networks RF Amplifiers for MRI Microwave Integrated Plasma Subsystems Generators & Plasma Sources Reactive Gas Ozone Gas Delivery Systems Dissolved CO2 Remote Plasma Sources For NF3 & Fluorine-based Gases For O2, N2, H2, H2O MKS CONFIDENTIAL MKS CONFIDENTIAL

Successful Newport Acquisition Acquisition closed April 2016 Great synergy between the two companies Cross-selling to each other’s customers Technology sharing and leveraging best practices and know-how Grew share in the laser and photonics markets Improved financials for legacy Newport businesses Majority of the Newport team globally are still part of the MKS team MKS CONFIDENTIAL

Light & Motion Division: Product Portfolio

Newport®

Opto-mechanics, Optics, Motion Control & Light Analysis

Opto-mechanics, Optics & Optical Tables
- Optical Tables & Workstations
- Lenses, Mirrors, Filters & Beam Splitters
- Gratings
- Windows, Prisms & Fiber Optics

Motion Control
- Stages
- Hexapods
- Motion Controllers

Light Sources & Light Analysis
- Incoherent Light Sources
- Electro-Optic Modulators
- Laser Diode Control & Test Systems

Integrated Solutions
- Custom Optical Subassemblies






Ophir®

Photonics & Optics

Photonics
- Laser Power & Energy Meters
- Laser Beam Profilers
- Non-contact Sensors & Scanners

Laser Optics
- Lenses, Mirrors & Optics

Infrared Optics
- Radiometric, Athermalized & DFOV Lenses
- Zoom & Customized Lenses





Spectra-Physics®

Lasers

Ultrafast Lasers
- Femtosecond/Picosecond

Pulsed Lasers
- Nanosecond

CW & Quasi-CW Lasers

Tunable Lasers
- CW to Femtosecond





mks
MKS CONFIDENTIAL
16

Recent Industry-Leading Honors for MKS MKS PROPRIETARY MKS RANKS #17 in 2018 as a top performer for a 2nd year, ranking #1 in Biggest Jumps, moving from #89 to #17 MKS RANKS #89 as a newcomer to this prestigious list in 2017, joining ranks with Amazon, Facebook, Lam and Microsemi LASER INDUSTRY CONTRIBUTION for leading-edge laser technology in Japan INNOVATORS AWARD Platinum Level, for Ophir’s BeamWatch® AM™, the industry’s first laser beam monitoring system OUTSTANDING SUPPLIER for technical collaboration to support AMEC’s accelerated growth COLLABORATION INNOVATION for MKS China’s support of NAURA’s technology and product development SUPPLIER EXCELLENCE for technology collaboration and exemplary operational excellence SHARED GROWTH COLLABORATION in support of Samsung Electronics

MKS to Acquire Electro Scientific Industries (ESI) MKS CONFIDENTIAL EXECUTING ON A Key Strategy for MKS Acquiring a market leading technology company that serves common markets with complementary customer solutions Expands Industrial segments of PCB, Electronic Thin Film, and Electronic Component manufacturing Expands MKS’ addressable market by $2.2B and adds $304M in CY17 Revenue Expected to be accretive to Non-GAAP earnings and free cash flow in the first 12 months

Advancing Our Strategy EXTEND and differentiate leadership in the use of UV lasers for advanced manufacturing DRIVE opportunities within both the Systems and Component businesses COMBINE applications knowledge (beam / Workpiece) with systems and technologies ACCELERATE pursuit of additional Industrial applications of laser processing Surround the WorkpieceSM MKS CONFIDENTIAL

High throughput processing High quality machining Cost of ownership Laser Materials Processing Drivers MKS CONFIDENTIAL Application Challenges MKS Capabilities MKS Solutions Proprietary optical coatings Advanced controls and electronics Deep applications expertise Programmable laser pulsing Ultraviolet and short pulse lasers Advanced motion control and beam measurement ADVANCED MATERIALS MICRO-MACHINING ADDITIVE MANUFACTURING SURFACE MODIFICATION LASER MANUFACTURING

Complementary Technology Leaders



mks	esi
Founded 1961	Founded 1944
Headquarters in Andover, MA	Headquarters in Portland, OR
CY 2017 Revenue of $1.9B	CY 2017 Revenue of $304M
4,900+ Employees	600+ Employees*
1,500+ Global Patents	1,000+ Global Patents*
R&D Spending ~$133M	R&D Spending ~$35M
R&D Headcount ~750+	R&D Headcount ~140+*
Leadership in • UV and ultrafast lasers • Motion, photonics & optics • RF power & plasma • Vacuum processing; precise control of pressure, flow & composition	Leadership in • Laser-based process equipment – Advanced PCB processing – Semi manufacturing – Component manufacturing

Source 2017 MKSI 10K

* Fiscal Year 2018 ESIO 10K



mks

MKS CONFIDENTIAL

21

Benefits for Key Stakeholders MKS CONFIDENTIAL CUSTOMERS INVESTORS EMPLOYEES $ Stronger technology base Improved product roadmaps Enhanced technology innovation Strong solution provider Diverse and growing end markets Enhance scale and profitability Best in class financial model Strong cashflow Career growth opportunities Improved global footprint Good cultural fit between companies Larger and more diverse organization

Balanced and Diversified End Markets MKS CONFIDENTIAL Semi Industrial LHS Research & Defense $2.2B $1.9B MKSI by End Market in CY2017 Pro Forma Combined in CY2017

Strengthens Advanced Market Growth MKS CONFIDENTIAL MKSI by End Market in CY2017 Pro Forma Combined in CY2017 * Revenue is combined CY17 data from MKSI and ESI ADVANCED MARKETS $820M SEMI SEMI 34% increase in Advanced Market revenue ADVANCED MARKETS $1.1B

It May Take a Few Months for the Acquisition to Close Please note that the acquisition is not yet complete The transaction is subject to customary closing conditions, including regulatory approvals and approval by ESI’s shareholders, and is expected to close in the first quarter of 2019 MKS and ESI are subject to special rules during this pre-closing period MKS CONFIDENTIAL

MKS and ESI MKS CONFIDENTIAL UV and ultrafast lasers Motion, photonics and optics RF power and plasma Vacuum processing; precise control of pressure, flow and composition Laser-based process equipment Advanced PCB processing Semi manufacturing Component manufacturing

Q&A

BACKUP

Senior Executive Organization MKS CONFIDENTIAL Gerald G. Colella Chief Executive Officer John T.C. Lee President and Chief Operating Officer Catherine M. Langtry Senior Vice President Global Human Resources John F. Ippolito Senior Vice President Strategic Development Seth H. Bagshaw Senior Vice President, Chief Financial Officer and Treasurer Kathleen F. Burke Senior Vice President, General Counsel and Assistant Secretary MKS Board of Directors John R. Bertucci Chairman

Significant Potential Growth Opportunities MKS CONFIDENTIAL PRINTED CIRCUIT BOARDS $1.0B INDUSTRIAL MACHINING $1.0B MARKING ENGRAVING FINE METAL DRILLING EXPANDS MKS SAM BY $2.2B WAFER MARKING WAFER SCRIBING/DICING WAFER TRIM FLEX PCB VIA DRILLING HDI PCB VIA DRILLING IC PACKAGING VIA DRILLING MLCC TESTING RESISTOR TRIM SEMICONDUCTOR $170M ELECTRONIC COMPONENTS $100M

Transaction Overview MKS CONFIDENTIAL Per Share Consideration $30.00, all cash transaction Transaction Consideration $1.0B equity value Synergies and EPS Impact $15M within 18-36 months Accretive to Non-GAAP EPS and free cashflow in first 12 months after closing Pro Forma Capitalization (as if the transaction had closed on June 30, 2018) Cash of approximately $400M Up to $650M of new debt, total term loan debt of ~$1.0B Pro forma gross debt/EBITDA at closing 1.3X(1) Pro forma net debt/EBITDA at closing 0.8X(1) (1) Based upon $650M in debt financing and combined Pro Forma June 30, 2018 adjusted EBITDA as calculated in Appendix Financial and Capital Return Policy Focus on de-levering This transaction does not impact our ability to continue quarterly dividend payments Expected Closing First Quarter 2019